Exhibit 10.5

AMENDED AND RESTATED

NOTE CONVERSION OPTION AGREEMENT

THIS AMENDED AND RESTATED NOTE CONVERSION OPTION AGREEMENT (this “Agreement”) is effective as of October 1, 2023, by and among EBET, Inc. (formerly, eSports Technologies, Inc.), a Nevada corporation (the “Company”) and CP BF LENDING, LLC, a Delaware limited liability company (together with its successors, assigns and Related Parties, “Lender”), each a “Party” and collectively the “Parties”, upon the following premises:

WHEREAS, the Parties entered into that certain Note Conversion Option Agreement, dated June 7, 2022, as amended by that certain Amendment to Note Conversion Option Agreement dated June 15, 2022 (the “NCOA”), in connection with that certain Credit Agreement, dated November 29, 2021 (the “Credit Agreement”) pursuant to which Lender made a single loan to the Company of $30.0 million (the “Term Loan”);

WHEREAS, the Lender has extended a discretionary revolving line of credit to the Company for up to $4.0 million dollars (the “Revolving Loan”, with the aggregate amount outstanding under the Term Loan and the Revolving Loan referred to herein as the “Convertible Debt”);

WHEREAS, the Company has agreed to amend and restate the NCOA to permit Lender to convert the entire Convertible Debt, including accrued interest thereon, into shares of Company common stock (the “Common Stock”) as set forth herein. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Credit Documents (as such term is defined in the Credit Agreement); and

WHEREAS, this Agreement, constitutes a “Credit Document” as defined in the Credit Agreement, as the same may be amended from time to time.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF

LENDER

As an inducement to and to obtain the reliance of the Company, Lender represents and warrants as follows:

Section 1.01     Organization; Authorization. Lender has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by Lender and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Lender and no further action is required by Lender in connection therewith. This Agreement has been duly executed by the Lender and, when delivered in accordance with the terms hereof will constitute the valid and binding obligations of Lender enforceable against Lender in accordance with its terms.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of Lender, the Company represents and warrants as follows:

Section 2.01     Organization; Authorization. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

ARTICLE III

CONVERSION TERMS

Section 3.01     The Conversion.

(a)        At any time prior to the indefeasible repayment of the Obligations in full, Lender shall have the right at any time to convert all or any portion of the principal balance and accrued interest of the Convertible Debt into Common Stock (the “Conversion Shares”) at the Conversion Price (as defined below).

(b)       Exercise of the conversion right set forth in Section 3.01(a) may be made on one or more occasions by delivery to the Company of notice of Lender’s intention in accordance with Section 9.2 of the Credit Agreement. Within two (2) Business Days following the receipt of the foregoing notice, the Company shall cause the Conversion Shares to be transmitted by the Company’s transfer agent to Lender via book-entry confirmation.

(c)       “Conversion Price” shall mean (i) $1.25 per share of Common Stock for the first $5.0 million of Convertible Debt, and (ii) $2.50 per share of Common Stock for the remainder of the Convertible Debt. The Conversion Price shall be subject to adjustment resulting from a stock split, stock distribution, stock subdivision, stock combination, reclassification and other similar corporate actions.

Section 3.02     Principal repayment; No Prepayment Penalty. Upon the issuance of the Conversion Shares, in Lender’s sole and absolute discretion, the principal amount of one or both of the Term Loan and the Revolving Loan shall be reduced by the amount that Lender elects to convert pursuant to this Agreement, until the Obligations are repaid in full. Lender agrees that the exercise of its conversion rights hereunder shall not be deemed to be a prepayment pursuant to the Credit Documents that would require the Company to pay the Applicable Prepayment Premium or any other amounts due in connection with a prepayment.

Section 3.03     Resale Registration. As soon as practicable (and in any event within 45 calendar days of the date of this Agreement), the Company shall file a resale registration statement (the “Resale Registration Statement”) providing for the resale by Lender of the Conversion Shares issued and issuable upon full exercise of the conversion right. The Company shall use commercially reasonable efforts to cause such Resale Registration Statement to become effective within one hundred twenty (120) days following the date of this letter agreement and to keep such Resale Registration Statement effective at all times until Lender has fully exercised its conversion right or the Obligations are paid in full.

Section 3.04     Limitations on Conversion.

(a)       Notwithstanding any other provision herein, Lender shall not have the right to convert any portion of the Convertible Debt into Conversion Shares to the extent that, after giving effect to such conversion, Lender, together with its affiliates would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock of the Company (the “Beneficial Ownership Blocker”). The Beneficial Ownership Blocker may be adjusted at the written request of Lender, provided such adjustment shall not become effective for a period of 61 days after such written request.

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Section 3.05     Short Sales. Until such time as Lender no longer holds any Conversion Shares, Lender agrees not to effect any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

Section 3.06     Conversion Lock-up. During the forty-five (45) day period following the date of this Agreement, Lender shall not convert any portion of the Convertible Debt.

Section 3.07      Successors and Assigns. In the event that the Lender sells, transfers, or otherwise disposes of all or any portion of the Convertible Debt, the Company hereby agrees that, at the request of Lender, it shall enter into a new note conversion option agreement with the purchaser or transferee of the Convertible Debt on terms and conditions identical to those set forth in this Agreement. Lender shall provide the Company with written notice of any transfer of Convertible Debt, including the identity of the new holder, within two (2) Business Days of such transfer.

ARTICLE IV

MISCELLANEOUS

Section 4.01     Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of New York without giving effect to principles of conflicts of law thereunder.

Section 4.02     Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, term sheets, understandings and negotiations, written or oral, with respect to such subject matter.

Section 4.03     Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 4.04 Construction. The Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Parties hereto. In this Agreement, the word “include”, “includes”, “including” and “such as” are to be construed as if they were immediately followed by the words, without limitation.

Section 4.05     Severability. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

Section 4.06     Headings. The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.

Section 4.07     Effect of PDF and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one Party and scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first-above written.

(“Company”)

EBET, Inc.

By: /s/ Aaron Speach

Its: Chief Executive Officer

Printed Name: Aaron Speach

(“Lender”)

CP BF LENDING, LLC

By: CP Business Finance GP, LLC, its manager,

By: Columbia Pacific Advisors, LLC, its manager

By: /s/ Brad Shain

Its: Fund Manager

Printed Name: Brad Shain

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[signature page to Amended and Restated Note Conversion Option Agreement]